EXHIBIT 10.6

GUARANTY

(FOUNDATION CAPITAL PARTNERS II, LLLP)

THIS GUARANTY (“Guaranty”) is made and entered into as of May 7 2002, by FOUNDATION CAPITAL PARTNERS II, LLLP (the “Guarantor”) a Georgia limited liability limited partnership in favor of RELIANCE TRUST COMPANY, a Georgia bank and trust company, in its capacity as Trustee under the Indenture (defined below) (“Trustee”).

WHEREAS, Foundation Capital Resources, Inc. a Georgia corporation (“Issuer”) and Trustee have entered into that certain Indenture dated as of October 29, 2002 with respect to the $55,000,000 of Certificates of Indebtedness, as amended, modified, supplemented or restated from time to time (the “Indenture”); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture); and

WHEREAS, the financial accommodations to be extended to the Issuer under the Indenture will inure to the benefit of the Guarantor; and

WHEREAS, the Guarantor is willing to execute and deliver this Guaranty in order to induce purchasers of the Certificates to purchase the Certificates and the Trustee to make financial accommodations as set forth in the Indenture;

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants and agrees as follows:

1. The Guarantor unconditionally guarantees the due and punctual payment of the principal and interest on the Certificates and the payment of all other amounts and the performance of the additional covenants contained in this Indenture and other documents (“Other Documents”) evidencing or securing the Certificates (the “Obligations”).

2. The Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, in the Guarantor’s capacity as guarantor of the Obligations, or from any other guarantor, and that the Guarantor will remain bound upon this Guaranty notwithstanding any other extension or renewal of the Obligations.

3. The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Additionally, Guarantor hereby waives and agrees not to assert or take advantage of (a) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or entity or revocation hereof by any other person or entity, or the failure of Trustee to file or enforce a claim against the other person or entity; (b) any defense based on the failure of Trustee to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any other person whomsoever, in connection with any Obligations hereby guaranteed; (c) any defense based upon an election of remedies by Trustee; (e) any duty on the part of Trustee to disclose to the Guarantor any facts it may now or hereafter know about the Issuer; (f) diligence, presentment, notice of presentment, or demand for performance of the Obligations hereby guaranteed; (g) notice of default to the Guarantor or to any other party with respect to the performance of any Obligations hereby guaranteed; (h) the collection of all or any portion of the Obligations by Trustee from any other Person obligated thereon; and (i) any action required, upon notice, by any statute, against the Issuer. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be affected by (i) the failure of Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer under the provisions of the Indenture or any of the Other Documents, (ii) any extension or renewal of any of the terms thereof, (iii) any rescission, amendment or modification of any of the terms or provisions of the Indenture or any of the Other Documents, (iv) the collection of all or any portion of the Obligations by Trustee from any other Person obligated thereon, or (v) the release of any security held by Trustee for the Obligations. Furthermore, without limiting the generality of the foregoing, the Guarantor hereby waives any defense based on (a) the discharge of the Obligations, (b) any change in the nature or terms of the Obligations, (c) any release or compromise with any co-guarantor, (d) any action of Trustee that injures or increases the risk to which the Guarantor is exposed, including any impairment of collateral for the Obligations, or (e) any failure by Trustee to comply with the provisions of O.C.G.A. Section 10-7-23 or Section 10-7-24.

4. The Guarantor further agrees that this Guaranty constitutes a guaranty of payment and not of collection and Guarantor waives any right to require that any resort be had by Trustee to (i) any security held by Trustee for payment of the Obligations, (ii) any other monetary obligations of the Issuer to Trustee or (iii) Trustee’s rights against any other guarantor of the Obligations.

5. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the provisions of this Guaranty, the Indenture or the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Trustee to assert any claim or demand or to enforce any remedy hereunder or under the Indenture or any of the Other Documents, by any default, failure or delay, willful or otherwise, in the performance of the terms and conditions of the Indenture or any of the Other Documents, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor, or which would otherwise operate as a discharge of the Guarantor, as a matter of law.

6. The Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, on the Obligations is rescinded or must otherwise be restored by Trustee upon the Bankruptcy or reorganization of the Issuer or otherwise.

7. In furtherance of the foregoing and not in limitation of any other right which Trustee may have at law or in equity against the Guarantor by virtue hereof, upon failure of the

Issuer to make any payment on the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to, and will forthwith pay or cause to be paid to Trustee in immediately available funds in United States Dollars at its office at 3384 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326-1106, an amount equal to and to be applied in payment of the unpaid amount of such portion of the Obligations and all other monetary obligations of the Guarantor to Trustee under this Guaranty.

8. The Guarantor hereby irrevocably waives and releases the Issuer from all “claims” (as defined in Section 101(5) of the federal Bankruptcy Code) to which the Guarantor is or would be entitled by virtue of the guaranty of the Obligations or the performance of the Guarantor’s obligations hereunder, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the federal Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or other similar right, or indemnity, or any right of recourse to security for any of the Obligations.

9. The Guarantor agrees that, with or without notice or demand, the Guarantor will reimburse Trustee, to the extent that such reimbursement is not made by the Issuer, for all expenses (including reasonable attorneys’ fees actually incurred, if the Obligations are collected by or through an attorney at law) incurred by Trustee in connection with any Obligations of the Issuer to Trustee, or the collection thereof.

10. Each reference herein to Trustee shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to the Guarantor shall be deemed to include the legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

11. No delay on the part of Trustee in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligations of Guarantor or of the right of Trustee to take further action without notice or demand as provided herein, nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing and signed by such Guarantor and Trustee, nor shall any such waiver be applicable except in the specific instance for which given.

12. The Guarantor agrees to indemnify Trustee from and hold it harmless against any documentary taxes, withholding taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Guaranty.

13. The Guarantor hereby represents and warrants that:

(a) All financial information and all other information now and hereafter furnished to Trustee with respect to the Guarantor is and will be true and correct in all material respects and accurately reflect the financial condition of the Guarantor, as of the dates thereof (including all contingent liabilities of every type), and that said financial condition has not changed materially or adversely since the dates of such documents.

(b) The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by Guarantor and are within the Guarantor’s power; and does not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of Guarantor’s articles of incorporation or bylaws or any provision of applicable law or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Guarantor, (ii) result in the creation or imposition of any lien on any of the Guarantor’s assets, or (iii) give cause for the acceleration of any obligations of the Guarantor to the Trustee or to any other creditor.

(c) The Guarantor is not, nor after consummation of this Guaranty and after giving effect to all indebtedness incurred in connection herewith will not be, insolvent within the meaning of the federal Bankruptcy Code.

(d) This Guaranty constitutes the Guarantor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to Bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and to the application of general principles of equity, whether applied at law or in equity.

14. The Guarantor hereby covenants and agrees that the Guarantor will:

(a) (i) Furnish to the Trustee immediately upon becoming aware of the existence of any condition or event which constitutes a Default or Event of Default, written notice specifying the nature and period of existence thereof and the action which the Guarantor is taking or proposes to take with respect thereto; and

(ii) Promptly notify the Trustee in writing of (i) any material adverse change in the Guarantor’s financial condition or the Guarantor’s business; (ii) any default under any material agreement, contract or other instrument to which the Guarantor is a party or by which any of the Guarantor’s properties are bound, or any acceleration of the maturity of any indebtedness owing by the Guarantor; (iii) any material adverse claim against or affecting the Guarantor or any part of the Guarantor’s properties; and (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before a governmental agency or unit affecting the Guarantor.

(b) Pay and discharge when due and before subject to penalty or further charge and otherwise satisfy before maturity or delinquency all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which the Guarantor in good faith disputes.

(c) Deliver, promptly, such information regarding the operation, business affairs, and financial condition of the Guarantor which the Trustee may request.

15. This Guaranty is, and shall be deemed to be, a contract entered into, under and pursuant to the laws of the State of Georgia and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said state; and no defense given or allowed by the laws of any other state shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of Georgia.

16. Notwithstanding anything to the contrary herein, in no event shall Guarantor’s liability hereunder exceed an amount which, if paid, would cause Guarantor to be insolvent for federal Bankruptcy law purposes.

17. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ATLANTA, GEORGIA OR WITHIN THE BOUNDARIES OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR STATE COURT. GUARANTOR HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY OR IS REQUIRED TO BE SERVED IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF GEORGIA (INCLUDING SUCH UNITED STATES DISTRICT COURT) MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO GUARANTOR BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY OVERNIGHT AIR COURIER SERVICE, TO THE GUARANTOR AT THE ADDRESS LISTED AT THE CONCLUSION HEREOF.

18. In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and its seal affixed hereto, as of the date first above written.

FOUNDATION CAPITAL PARTNERS I, LLLP, a Georgia limited liability limited partnership

By:	Foundation Capital Resources, Inc., A Georgia Corporation

By:	/s/ A.J. BRASWELL, PRESIDENT
A.J. Braswell, President [SEAL]

Address:	1430 Lelia Drive Jackson, MS 39216-4727

The undersigned Assemblies of God Financial Services Group, a Missouri nonprofit corporation, as limited partner of Foundation Capital Partners II, LLLP hereby consents to the within and foregoing Guaranty.

This 6th day of May, 2003

ASSEMBLIES OF GOD FINANCIAL SERVICES GROUP, a Missouri nonprofit corporation

By:	/S/ RANDALL K. BARTON
Randall K. Barton, President and CEO